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                                                                    EXHIBIT 99.1


[PERRIGO COMPANY LOGO]

FOR IMMEDIATE RELEASE
Ernest J. Schenk, Manager, Investor Relations and Communication
        (269) 673-9212
E-mail: eschenk@perrigo.com


              PERRIGO COMPANY SHAREHOLDER RIGHTS AGREEMENT EXPIRES


         ALLEGAN, MICH. - APRIL 11, 2006 - The Perrigo Company (Nasdaq: PRGO;
TASE) announced today that its shareholder Rights Agreement expired on April 10, 2006. The Company said there were no plans to renew it.

         The Perrigo Company is a leading global healthcare supplier and the world's largest manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the United States, Israel, United Kingdom, Mexico and Germany. Visit Perrigo on the Internet (http://www.perrigo.com).